UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 11, 2022
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4020 Stirrup Creek Drive, Suite 110, Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definition Agreement.

On March 11, 2022, Novan, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”). Pursuant to the Equity Distribution Agreement, the Company may from time to time issue and sell to or through Oppenheimer, acting as the Company’s sales agent, shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) having an aggregate offering price of up to $50,000,000. Sales of the Shares, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or, if expressly authorized by the Company, in privately negotiated transactions. As sales agent, Oppenheimer will offer the Shares at prevailing market prices and will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell on the Company’s behalf all of the Shares requested to be sold by the Company, subject to the terms and conditions of the Equity Distribution Agreement.

The Shares will be sold and issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-262865), which was declared effective by the Securities and Exchange Commission on February 25, 2022, the base prospectus contained therein, and a prospectus supplement related to the offering of the Shares dated March 11, 2022.

The Company or Oppenheimer may suspend the offering of the Shares upon proper notice to the other party. The offering of the Shares pursuant to the Equity Distribution Agreement will terminate upon the sale of Shares in an aggregate offering amount equal to $50,000,000, or sooner if either the Company or Oppenheimer terminates the Equity Distribution Agreement as permitted by its terms.

The Company will pay Oppenheimer a commission equal to 3.0% of the aggregate gross proceeds from the sale of the Shares sold pursuant to the Equity Distribution Agreement and will reimburse Oppenheimer for certain expenses incurred in connection with its services under the Equity Distribution Agreement. The foregoing rate of compensation will not apply when Oppenheimer acts as principal, in which case the Company may sell the Shares to Oppenheimer as principal at a price agreed upon among the parties.

The Company made certain customary representations, warranties and covenants in the Equity Distribution Agreement concerning the Company and the Registration Statement, prospectus, prospectus supplement and other documents and filings relating to the offering of the Shares. In addition, the Company has provided Oppenheimer with customary indemnification rights, including for any liabilities under the Securities Act.

The foregoing description of the Equity Distribution Agreement is qualified in its entirety by reference thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. with respect to the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 1.02. Termination of a Material Definitive Agreement.

On July 21, 2020, the Company entered into a common stock purchase agreement (the “CSPA”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provided that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital was committed to purchase up to an aggregate of $30.0 million of shares of the Company’s common stock during the 30-month term of the CSPA. On March 9, 2022, the Company provided notice to Aspire Capital electing to terminate the Purchase Agreement effective as of March 10, 2022. By its terms, the CSPA could be terminated by the Company at any time, at its discretion, without any penalty or additional cost to the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
10.1	Equity Distribution Agreement, dated March 11, 2022, by and between the Company and Oppenheimer & Co. Inc.
23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: March 11, 2022	By:	/s/ John M. Gay
John M. Gay
Chief Financial Officer